EXHIBIT 99.1

Active Power Appoints Stephen Clearman to Board of Directors

AUSTIN, Texas (June 11, 2012) – Active Power, Inc. (NASDAQ: ACPW), manufacturer of continuous power and infrastructure solutions, today announced it has appointed Stephen Clearman, co-founder and managing partner at Kinderhook Partners, LP, a registered investment adviser firm, to its board of directors.

The appointment was made in connection with the common stock offering announced March 6, 2012, where by Active Power sold more than 14.3 million shares directly to Kinderhook Partners and Ardsley Partners. As part of the offering, Active Power granted Kinderhook Partners the right to designate one member to its board of directors.

“Stephen brings to the board an extensive and diverse background as a director, having served on boards of both private and publicly held companies,” said Doug Milner, president and CEO, Active Power. “I believe this appointment strengthens our board as we have our largest shareholder represented, but also a director with an incredibly strong business acumen and the unique ability to offer fresh perspective on the business and its operations.”

“With a growing customer base, highly differentiated products and solutions, and expanding global markets, Active Power has all of the right pieces in place to continue its growth path and improve profitability,” said Stephen Clearman. “I look forward to working closely with Active Power’s management team and board to grow and build shareholder value and commit to its mission of delivering efficient, reliable, and green solutions to global innovators worldwide.”

Prior to co-founding Kinderhook Partners in 2003, Clearman co-founded Geocapital Partners, a leading venture capital firm that managed more than $500 million in a series of partnerships in North America and Europe. Prior to his work at Geocapital Partners, Clearman spent four years at Adler and Company responsible for the origination and management of numerous venture capital investments. In addition to these stints, Clearman has been a director of a number of public and privately held companies.

About Active Power
Founded in 1992, Active Power (NASDAQ:ACPW) designs and manufactures continuous power solutions and critical backup power systems that enable datacenters and other mission critical operations to remain ‘on’ 24 hours a day, seven days a week. Active Power solutions are intelligently efficient, inherently reliable and economically green, providing environmental benefits and energy and space efficiencies to customers’ financial benefit. The company’s products and solutions are built with pride in Austin, Texas, at a state-of-the-art, ISO 9001:2008 registered manufacturing and test facility. Global customers are served via Austin and three regional operations centers located in the United Kingdom, Germany, and China, supporting the deployment of systems in more than 40 countries. For more information, visit www.activepower.com.

Cautionary Note Regarding Forward-Looking Statements
This release may contain forward-looking statements that involve risks and uncertainties.  Any forward-looking statements and all other statements that may be made in this news release that are not historical facts are subject to a number of risks and uncertainties, and actual results may differ materially. Specific risks include delays in new product development, product performance and quality issues and the acceptance of our current and new products by the power quality market. Please refer to Active Power filings with the Securities and Exchange Commission for more information on the risk factors that could cause actual results to differ.

Active Power and CleanSource are registered trademarks of Active Power, Inc. The Active Power logo and PowerHouse are trademarks of Active Power, Inc. All other trademarks are the properties of their respective companies.

Active Power Investor Contact:	Active Power Media Contact:
Ron Both	Lee Higgins
Liolios Group	Senior Public Relations Manager
(949) 574-3860	(512) 744-9488
ron@liolios.com	lhiggins@activepower.com

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